Board of Directors Appoints Dr. Michael Korenko CEO, Dr. Carlton Cadwell Chairman of Advanced Medical Isotope Corporation

Kennewick, WA / Accesswire / December 20, 2016 / Advanced Medical Isotope Corporation (“AMI”) (OTC: ADMD), a late stage radiation oncology focused medical device company, announced that Dr. Michael Korenko, Ph. D., who formerly served as an advisor to the Board, was named as AMI’s interim President and Chief Executive Officer, replacing James Katzaroff. Mr. Katzaroff remains a member of the Board.  Additionally, Carlton Cadwell, a current member of the Board, was named Chairman of the Board and Secretary of the Company. Mr. Cadwell has served on the Board since 2006.

Dr. Korenko formerly served as Vice-President of Westinghouse, where he was tasked with overseeing 300 and 400 areas, including the Fast Flux Testing Facility (FFTF) and all engineering, safety analysis, and projects for the Hanford site. He also served as Executive Vice President of Closure for Safe Sites of Colorado at Rocky Flats. His most previous assignment was as Chief Operating Officer for Curtiss-Wright, producer of the nuclear components for all the United States submarine and aircraft carriers, as well as components for commercial nuclear power companies.

Dr. Korenko has a Doctor of Science from MIT, was a NATO Postdoctoral Fellow at Oxford University, and was selected as a White House Fellow for the Department of Defense, reporting to Secretary Cap Weinberger. Dr. Korenko currently is the author of 28 patents and has received many awards, including the National Energy Resources Organization Research and Development Award, the U.S. Steelworkers Award for Excellence in Promoting Safety, and the Westinghouse Total Quality Award for Performance Manager of the Year.

About Advanced Medical Isotope Corporation

Advanced Medical Isotope Corporation (ADMD) is a late stage radiation oncology focused medical device company engaged in the development of yttrium-90 based brachytherapy devices for the treatment of non resectable tumors. The IsoPet Solutions division is focused on establishing the infrastructure necessary to provide product to veterinary clinics including regulatory clearances and compliance as well as providing product awareness and education to veterinary oncologists. Brachytherapy uses radiation to destroy cancerous tumors by placing a radioactive isotope inside or next to the treatment area. The Company intends to outsource material aspects of manufacturing, distribution, sales and marketing for its products in the United States and to enter into licensing arrangements outside of the United States, though the Company will evaluate its alternatives before finalizing its plans. For more information, please visit our websites: www.isopetsolutions.com and www.isotopeworld.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of the words "may," "will," "should," "plans," "expects," "anticipates," "continue," "estimates," "projects," "intends," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, the Company's ability to successfully execute its expanded business strategy, including by entering into definitive agreements with suppliers, commercial partners and customers; general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technical advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, regulatory requirements and the ability to meet them, government agency rules and changes, and various other factors beyond the Company's control.

CONTACT:

Company Contact:

Advanced Medical Isotope Corporation

Michael Korenko, CEO

1021 N Kellogg Kennewick WA 99336

509-736-4000

Investors:

Circadian Group IR

Tyler Troup, B. Comm

info@Circadian-group.com

877-950-8300